Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Marianne Wade(973) 924-5100
investorrelations@myinvestorsbank.com

Investors Bancorp, Inc. Announces Second Quarter Financial Results and Cash Dividend

Short Hills, N.J. - (PR NEWSWIRE) - July 27, 2016 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Bank (“Bank”), reported net income of $44.4 million, or $0.15 per diluted share, for the three months ended June 30, 2016, compared to $43.6 million, or $0.14 per diluted share for the three months ended March 31, 2016, and $46.4 million, or $0.14 per diluted share for the three months ended June 30, 2015.

For the six months ended June 30, 2016, net income totaled $88.0 million, or $0.29 per diluted share, compared to $88.3 million, or $0.26 for the six months ended June 30, 2015.

Kevin Cummings, President and CEO commented, "Investors' results for the second quarter were strong, highlighted by earnings per share growth and improving asset quality trends. We remain mindful of cost control as we continue to grow and enhance our infrastructure."

The Company announced today that its Board of Directors declared a cash dividend of $0.06 per share to be paid on August 25, 2016 for stockholders of record as of August 10, 2016, representing a 40% payout ratio for the three months ended June 30, 2016.

Performance Highlights

•	Total assets increased $528.3 million, or 2% to $21.72 billion at June 30, 2016, from $21.19 billion at March 31, 2016.

•
Net loans increased $488.1 million, or 3%, to $17.41 billion at June 30, 2016 from $16.92 billion at March 31, 2016. During the three months ended June 30, 2016, we originated $639.0 million in multi-family loans, $288.5 million in commercial and industrial loans, $144.4 million in construction loans, $131.7 million in residential loans, $122.9 million in commercial real estate loans and $110.1 million in consumer and other loans.

•
Deposits increased by $224.5 million, or 2% from $14.20 billion at March 31, 2016 to $14.43 billion at June 30, 2016. Core deposit accounts (savings, checking and money market) represent approximately 78% of total deposits as of June 30, 2016.

•
Net interest margin for the three months ended June 30, 2016 was 3.04%, which was a 1 basis point decrease compared to the three months ended March 31, 2016 and a 10 basis point decrease compared to the three months ended June 30, 2015.

•
For the three months ended June 30, 2016, the Company repurchased 10.7 million shares of its outstanding common stock for approximately $123.6 million. As of June 30, 2016, the Company has approximately 30 million shares remaining under its current repurchase plan.

•
On May 3, 2016, the Company announced the signing of a definitive merger agreement with The Bank of Princeton, which operates 13 branches primarily in the greater Princeton, NJ area and in Philadelphia, PA. As of March 31, 2016, The Bank of Princeton had assets of $1.0 billion, loans of $842 million and deposits of $820 million. Consideration will be paid to The Bank of Princeton stockholders in a combination of stock and cash valued at the time of announcement of approximately $154 million.

Financial Performance Overview - Second Quarter 2016

For the second quarter of 2016, net income totaled $44.4 million, an increase of $729,000 as compared to the first quarter of 2016 and a decrease of $2.0 million as compared to the second quarter of 2015. The changes in net income on both a sequential and year over year quarter basis are the result of the following:

Net interest income increased by $2.7 million, or 1.8% as compared to the first quarter of 2016 due to:

•
An increase in interest and dividend income of $2.9 million, or 1.5% to $195.0 million as compared to the first quarter of 2016 primarily attributed to commercial loan growth, offset by a decrease of 2 basis points on the weighted average loan yield to 4.10%.

•	Prepayment penalties, which are included in interest income, totaled $5.9 million for the three months ended June 30, 2016 compared to $4.7 million for the three months ended March 31, 2016.

•
An increase in total interest expense of $111,000 was primarily attributed to an increase in interest expense on borrowed funds of $248,000 to $17.1 million, or 1%, partially offset by a decrease of 1 basis point to 0.66% on the weighted average cost of interest-bearing deposits for the three months ended June 30, 2016.

The net interest margin decreased 1 basis point to 3.04% for the three months ended June 30, 2016 from 3.05% for the three months ended March 31, 2016.

On a year over year basis, net interest income increased by $8.8 million, or 5.9% in the second quarter of 2016, as compared to the second quarter of 2015 due to:

•
An increase in interest and dividend income of $13.4 million, or 7.4% to $195.0 million as a result of a $1.53 billion increase in the average balance of net loans, partially offset by the weighted average yield on net loans decreasing 13 basis points to 4.10%.

•	Prepayment penalties, which are included in interest income, totaled $5.9 million for the three months ended June 30, 2016 and $5.6 million for the three months ended June 30, 2015.

•
An increase in total interest expense of $4.7 million was primarily attributed to an increase in the average balance of total interest-bearing deposits of $1.21 billion, or 10.8% to $12.40 billion for the three months ended June 30, 2016. In addition, the weighted average cost of interest-bearing deposits increased 7 basis points to 0.66% for the three months ended June 30, 2016.

The net interest margin decreased 10 basis points year over year to 3.04% for the three months ended June 30, 2016 from 3.14% for the three months ended June 30, 2015.

Total non-interest income was $11.5 million for the three months ended June 30, 2016, an increase of $2.8 million, or 31.7% as compared to the first quarter of 2016. Gain on loans increased $1.2 million primarily as a result of loan sales through our mortgage subsidiary as well as the Bank. Other income increased $708,000 attributed to non-depository investment products and gain on securities transactions increased $252,000 primarily due to the sale of $37.4 million of securities resulting in a gain of $1.6 million. During the first quarter of 2016, gain on securities transactions totaled $1.4 million.

Compared to the second quarter of 2015, total non-interest income decreased $116,000, or 1.0% year over year. Gain on loans decreased $1.4 million for the three months ended June 30, 2016 primarily as a result of lower loan sales through our mortgage subsidiary as well as the Bank. This decrease was offset by a $1.6 million gain on securities transactions for the three months ended June 30, 2016 primarily due to the sale of $37.4 million of securities.

Total non-interest expenses was $91.0 million for the three months ended June 30, 2016, an increase of $3.9 million, or 4.4% as compared to the first quarter of 2016. Compensation and fringe benefits increased $1.8 million caused by higher staffing levels to support our continued growth and infrastructure. Other increases were related to professional fees and advertising and promotional expense of $794,000 and $757,000, respectively.

Compared to the second quarter of 2015, total non-interest expenses increased $11.2 million, or 14.0% year over year. Compensation and fringe benefits increased $8.3 million for the three months ended June 30, 2016 primarily due to equity incentive expense of $5.4 million for the three months ended June 30, 2016, resulting from the restricted stock and stock option grants on June 23, 2015 to certain employees, officers and directors of the Company, pursuant to the Investors Bancorp, Inc. 2015 Equity Incentive Plan; normal merit increases; and additions to our staff to support continued growth and infrastructure. Office occupancy and equipment expense increased $1.7 million for the three months ended June 30, 2016 primarily due to new branch openings.

Income tax expense was $28.4 million for the three months ended June 30, 2016 and $27.5 million for the three months ended March 31, 2016, representing an effective tax rate of 39.0% and 38.7%, respectively. Income tax expense was $26.9 million for the three months ended June 30, 2015, representing an effective tax rate of 36.8% which includes a tax benefit realized from revaluing the Company's deferred tax asset related to changes in New York City tax law. Absent this benefit, the tax rate for the three months ended June 30, 2015 would have been 38.3%.

Financial Performance Overview- Six Months of 2016

Net income decreased by $328,000, year over year to $88.0 million for the six months ended June 30, 2016. The changes in net income for the six months ended year over year are the result of the following:

•
Total interest and dividend income increased by $30.4 million, or 8.5% to $387.1 million for the six months ended June 30, 2016 as compared to the six months of 2015 primarily attributed to growth in the commercial loan portfolio. This increase was offset by a decrease of 12 basis points to the weighted average yield on net loans to 4.11%.

•	Prepayment penalties, which are included in interest income, totaled $10.6 million for the six months ended June 30, 2016 compared to $10.2 million for the six months ended June 30, 2015.

•
Total interest expense increased by $11.5 million or 18.1% to $75.2 million for the six months ended June 30, 2016 as compared to the six months of 2015. The average balance of total interest-bearing deposits increased $1.26 billion, or 11.3% to $12.37 billion for the six months ended June 30, 2016. In addition, the weighted average cost of interest-bearing deposits increased 9 basis points to 0.67% for the six months ended June 30, 2016.

•	Net interest margin decreased 11 basis points as compared to the six months of 2015 to 3.05% for the six months ended June 30, 2016.

Total non-interest income was $20.2 million for the six months ended June 30, 2016, an increase of $59,000, or 0.3% as compared to the six months of 2015. Gain on securities transactions increased $2.9 million for the six months ended June 30, 2016 primarily due to the sale of securities totaling $69.1 million, resulting in a gain of $3.0 million. This increase was offset by a decrease in gain on loans of $2.2 million for the six months ended June 30, 2016 primarily as a result of lower loan sales through our mortgage subsidiary as well as the Bank. Other income decreased $729,000 for the six months ended June 30, 2016 attributed to non-depository investment products.

Total non-interest expense was $178.2 million for the six months ended June 30, 2016, an increase of $21.4 million, or 13.7% as compared to the six months of 2015. Compensation and fringe benefits increased $16.7 million for the six months ended June 30, 2016 primarily due to equity incentive expense of $9.7 million for the six months ended June 30, 2016 resulting from the restricted stock and stock option grants on June 23, 2015 to certain employees, officers and directors of the Company, pursuant to the Investors Bancorp, Inc. 2015 Equity Incentive Plan; normal merit increases; and additions to our staff to support continued growth. Office occupancy and equipment expense increased $3.0 million for the six months ended June 30, 2016 primarily due to new branch openings. Professional fees and other operating expenses increased $1.1 million and $1.3 million, respectively for the six months ended June 30, 2016.

Income tax expense was $55.9 million for the six months ended June 30, 2016 compared to $52.1 million for the six months ended June 30, 2015, representing an effective tax rate of 38.9% and 37.1%, respectively. The tax rate for the six months ended June 30, 2015 includes a tax benefit realized from revaluing the Company's deferred tax asset related to changes in New York City tax law. Absent this benefit, the tax rate for the six months ended June 30, 2015 would have been 37.9%.

Asset Quality

Our provision for loan losses was $5.0 million for the three months ended June 30, 2016 and first quarter of 2016. For the three months ended June 30, 2015 our provision for loan loss was $7.0 million. For the three months ended June 30, 2016, net charge-offs were $1.3 million compared to $6.9 million for the first quarter of 2016 and $1.2 million for the three months ended June 30, 2015. For the six months ended June 30, 2016 our provision for loan loss was $10.0 million compared with $16.0 million for the six months June 30, 2015. For the six months ended June 30, 2016, net charge-offs were $8.2 million compared to $2.3 million for the the six months June 30, 2015.

Our provision for the three and six months ended June 30, 2016 is primarily a result of continued organic growth in the loan portfolio, specifically the multi-family, commercial real estate and commercial and industrial portfolios; the inherent credit risk in our overall portfolio, particularly the credit risk associated with commercial real estate lending and commercial and industrial lending; and the improvement in the level of non-performing loans.

Our accruing past due loans and non-accrual loans discussed below exclude certain purchased credit impaired (PCI) loans, primarily consisting of loans recorded in the Company's acquisitions. Under U.S. GAAP, the PCI loans (acquired at a discount that is due, in part, to credit quality) are not subject to delinquency classification in the same manner as loans originated by the Bank. The following table sets forth non-accrual loans and accruing past due loans (excluding PCI loans and loans held for sale) on the dates indicated as well as certain asset quality ratios.

	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
	# of loans	amount	# of loans	amount	# of loans	amount	# of loans	amount	# of loans	amount
	(Dollars in millions)
Accruing past due loans:
30 to 59 days past due:
Residential and consumer	131	$24.9	151	$28.6	168	$28.6	135	$23.5	105	$21.5
Construction	—	—	—	—	—	—	—	—	—	—
Multi-family	—	—	6	18.0	5	13.7	9	11.2	—	—
Commercial real estate	5	3.9	12	24.5	6	1.3	13	7.3	5	1.4
Commercial and industrial	1	2.8	3	3.8	3	0.6	9	2.9	3	2.2
Total 30 to 59 days past due	137	$31.6	172	$74.9	182	$44.2	166	$44.9	113	$25.1
60 to 89 days past due:
Residential and consumer	51	7.8	66	16.3	86	14.2	57	14.6	60	12.2
Construction	—	—	—	—	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—	—	—	—	—
Commercial real estate	2	0.7	1	0.3	3	0.4	1	0.3	3	0.7
Commercial and industrial	1	0.8	1	—	2	—	3	0.9	—	—
Total 60 to 89 days past due	54	9.3	68	16.6	91	14.6	61	15.8	63	12.9
Total accruing past due loans	191	$40.9	240	$91.5	273	$58.8	227	$60.7	176	$38.0
Non-accrual:
Residential and consumer	471	86.5	488	85.9	500	91.1	506	99.8	422	86.6
Construction	1	0.2	3	0.5	4	0.8	5	1.0	3	0.9
Multi-family	2	1.2	3	2.9	4	3.5	4	3.0	6	4.1
Commercial real estate	33	11.7	35	10.3	37	10.8	40	13.8	36	12.9
Commercial and industrial	6	0.7	10	5.6	17	9.2	9	6.5	7	2.2
Total non-accrual loans	513	$100.3	539	$105.2	562	$115.4	564	$124.1	474	$106.7
Accruing troubled debt restructured loans	29	$12.1	30	$10.7	39	$22.5	38	$25.2	48	$29.6
Non-accrual loans to total loans		0.57%		0.61%		0.68%		0.76%		0.68%
Allowance for loan loss as a percent of non-accrual loans		219.60%		205.83%		189.30%		175.97%		200.51%
Allowance for loan losses as a percent of total loans		1.25%		1.26%		1.29%		1.33%		1.36%

Total non-accrual loans decreased to $100.3 million at June 30, 2016 compared to $105.2 million at March 31, 2016 and $106.7 million at June 30, 2015. We continue to diligently resolve our troubled loans, however it takes a long period of time to resolve residential credits in our lending area. At June 30, 2016, there were $34.9 million of loans deemed as troubled debt restructurings, of which $23.3 million were residential and consumer loans, $8.1 million were commercial real estate loans, $1.0 million were multi-family loans and $2.4 million were commercial and industrial loans. Troubled debt restructured loans in the amount of $12.1 million were classified as accruing and $22.8 million were classified as non-accrual at June 30, 2016.

Balance Sheet Summary

Total assets increased by $829.6 million, or 4.0% to $21.72 billion at June 30, 2016 from December 31, 2015. Net loans increased $749.7 million or 4.5%, to $17.41 billion at June 30, 2016, and securities increased by $59.9 million, or 1.9%, to $3.21 billion at June 30, 2016 from December 31, 2015.

The detail of the loan portfolio (including PCI loans) is below:

	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Commercial Loans:
Multi-family loans	$6,903,992	$6,521,998	$6,255,903
Commercial real estate loans	4,035,401	3,898,739	3,829,099
Commercial and industrial loans	1,100,453	1,052,194	1,044,386
Construction loans	242,302	238,688	225,843
Total commercial loans	12,282,148	11,711,619	11,355,231
Residential mortgage loans	4,821,415	4,929,276	5,039,543
Consumer and other	543,861	512,290	496,556
Total Loans	17,647,424	17,153,185	16,891,330
Premiums on purchased loans and deferred loan fees, net	(16,237)	(13,845)	(11,692)
Allowance for loan losses	(220,316)	(216,613)	(218,505)
Net loans	$17,410,871	$16,922,727	$16,661,133

During the six months ended June 30, 2016, we originated $1.11 billion in multi-family loans, $452.8 million in commercial and industrial loans, $301.0 million in commercial real estate loans, $229.5 million in residential loans, $190.5 million in consumer and other loans and $197.8 million in construction loans. This increase in loans reflects our continued focus on generating multi-family loans, commercial real estate loans and commercial and industrial loans, which was partially offset by pay downs and payoffs of loans. Our loans are primarily on properties and businesses located in New Jersey and New York.

In addition to the loans originated for our portfolio, our mortgage subsidiary, Investors Home Mortgage Co., originated $87.0 million in residential mortgage loans for the six months ended June 30, 2016 that were for sale to third party investors.

The allowance for loan losses increased by $1.8 million to $220.3 million at June 30, 2016 from $218.5 million at December 31, 2015. The increase in our allowance for loan losses is due to the growth of the loan portfolio, particularly the inherent credit risk associated with commercial real estate lending as well as commercial and industrial loans. Future increases in the allowance for loan losses may be necessary based on the growth and composition of the loan portfolio, the level of loan delinquency and the economic conditions in our lending area. At June 30, 2016, our allowance for loan loss as a percent of total loans was 1.25%.

Securities, in the aggregate, increased by $59.9 million, or 1.9%, to $3.21 billion at June 30, 2016 from $3.15 billion at December 31, 2015. This increase was a result of purchases partially offset by paydowns and sales.

Deposits increased by $362.2 million, or 2.6%, from $14.06 billion at December 31, 2015 to $14.43 billion at June 30, 2016. Checking accounts increased $639.5 million to $5.28 billion at June 30, 2016 from $4.64 billion at December 31, 2015. Core deposits represented approximately 78% of our total deposit portfolio at June 30, 2016.

Borrowed funds increased by $631.1 million, or 19.3%, to $3.89 billion at June 30, 2016 from $3.26 billion at December 31, 2015 to help fund the continued growth of the loan portfolio.

Stockholders' equity decreased by $179.4 million to $3.13 billion at June 30, 2016 from $3.31 billion at December 31, 2015. The decrease is primarily attributed to the repurchase of 22.8 million shares of common stock for $263.8 million as well as cash dividends of $0.12 per share totaling $39.0 million for the six months ended June 30, 2016. These decreases are offset by net income of $88.0 million for the six months ended June 30, 2016.

About the Company
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of June 30, 2016 operates from its corporate headquarters in Short Hills, New Jersey and 146 branches located throughout New Jersey and New York.

Earnings Conference Call July 28, 2016 at 11:00 a.m. (ET)
The Company, as previously announced, will host an earnings conference call on Thursday, July 28, 2016 at 11:00 a.m. (ET). The toll-free dial-in number is: (866) 218-2404. Callers who pre-register will bypass the live operator and may avoid any delays in joining the conference call. Participants will immediately receive an online confirmation, an email and a calendar invitation for the event.
Conference Call Pre-registration link: http://dpregister.com/10089401
A telephone replay will be available beginning on July 28, 2016 from 1:00 p.m. (ET) through 9:00 a.m. (ET) on October 28, 2016. The replay number is (877) 344-7529 password 10089401. The conference call will also be simultaneously webcast on the Company's website www.myinvestorsbank.com and archived for one year.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in the " Risk Factors" disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)
Assets	(Dollars in thousands)

Cash and cash equivalents	$148,322	143,669	148,904
Securities available-for-sale, at estimated fair value	1,381,041	1,311,532	1,304,697
Securities held-to-maturity, net (estimated fair value of $1,905,064, $1,954,346 and $1,888,686 at June 30, 2016, March 31, 2016 and December 31, 2015, respectively)	1,827,761	1,887,000	1,844,223
Loans receivable, net	17,410,871	16,922,727	16,661,133
Loans held-for-sale	9,970	3,852	7,431
Federal Home Loan Bank stock	208,824	190,240	178,437
Accrued interest receivable	64,491	63,678	58,563
Other real estate owned	3,774	4,431	6,283
Office properties and equipment, net	176,006	173,609	172,519
Net deferred tax asset	220,141	219,458	237,367
Bank owned life insurance	160,181	159,184	159,152
Goodwill and intangible assets	103,975	104,960	105,311
Other assets	2,941	5,630	4,664
Total assets	$21,718,298	21,189,970	20,888,684
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$14,425,857	14,201,387	14,063,656
Borrowed funds	3,894,171	3,527,630	3,263,090
Advance payments by borrowers for taxes and insurance	118,177	126,180	108,721
Other liabilities	147,841	119,046	141,570
Total liabilities	18,586,046	17,974,243	17,577,037
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 authorized shares; none issued	—	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 359,070,852 issued at June 30, 2016, March 31, 2016 and December 31, 2015; 313,473,634 323,385,503 and 334,894,181 outstanding at June 30, 2016, March 31, 2016 and December 31, 2015	3,591	3,591	3,591
Additional paid-in capital	2,788,796	2,785,702	2,785,503
Retained earnings	984,958	959,790	936,040
Treasury stock, at cost; 45,597,218, 35,685,349 and 24,176,671 shares at June 30, 2016, March 31, 2016 and December 31, 2015	(542,407)	(425,991)	(295,412)
Unallocated common stock held by the employee stock ownership plan	(88,752)	(89,501)	(90,250)
Accumulated other comprehensive loss	(13,934)	(17,864)	(27,825)
Total stockholders' equity	3,132,252	3,215,727	3,311,647
Total liabilities and stockholders' equity	$21,718,298	21,189,970	20,888,684

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(unaudited)
	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$175,922	172,832	165,515	348,755	324,567
Securities:
GSE obligations	9	11	12	19	23
Mortgage-backed securities	14,830	15,097	13,385	29,928	26,202
Equity	47	51	24	98	48
Municipal bonds and other debt	2,057	1,952	1,024	4,009	2,616
Interest-bearing deposits	74	104	27	177	56
Federal Home Loan Bank stock	2,021	2,060	1,542	4,081	3,176
Total interest and dividend income	194,960	192,107	181,529	387,067	356,688
Interest expense:
Deposits	20,588	20,725	16,429	41,313	32,448
Borrowed funds	17,067	16,819	16,548	33,886	31,247
Total interest expense	37,655	37,544	32,977	75,199	63,695
Net interest income	157,305	154,563	148,552	311,868	292,993
Provision for loan losses	5,000	5,000	7,000	10,000	16,000
Net interest income after provision for loan losses	152,305	149,563	141,552	301,868	276,993
Non-interest income:
Fees and service charges	4,637	4,180	4,578	8,817	8,602
Income on bank owned life insurance	1,001	1,260	975	2,261	2,012
Gain on loans, net	1,677	437	3,104	2,115	4,323
Gain on securities transactions	1,640	1,388	42	3,028	84
Gain (loss) on sales of other real estate owned, net	131	(233)	238	(102)	310
Other income	2,383	1,675	2,648	4,058	4,787
Total non-interest income	11,469	8,707	11,585	20,177	20,118
Non-interest expense:
Compensation and fringe benefits	53,607	51,817	45,344	105,424	88,676
Advertising and promotional expense	2,451	1,694	2,737	4,145	5,272
Office occupancy and equipment expense	13,703	13,810	11,996	27,513	24,542
Federal insurance premiums	2,800	2,400	2,400	5,200	4,600
Stationery, printing, supplies and telephone	949	817	786	1,766	1,637
Professional fees	4,807	4,013	4,442	8,820	7,713
Data processing service fees	4,962	5,561	5,346	10,523	10,796
Other operating expenses	7,730	7,034	6,785	14,764	13,508
Total non-interest expenses	91,009	87,146	79,836	178,155	156,744
Income before income tax expense	72,765	71,124	73,301	143,890	140,367
Income tax expense	28,410	27,498	26,939	55,909	52,058
Net income	$44,355	43,626	46,362	87,981	88,309
Basic and Diluted earnings per share	$0.15	$0.14	$0.14	$0.29	$0.26
Weighted average shares outstanding:
Basic	298,417,609	309,166,680	333,277,572	303,816,849	338,727,198
Diluted	301,509,608	312,154,256	336,452,548	307,032,615	341,869,777

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information
	For Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$136,718	74	0.22%	$157,877	104	0.26%	$197,031	27	0.05%
Securities available-for-sale	1,300,953	5,955	1.83%	1,291,137	6,080	1.88%	1,236,575	5,573	1.80%
Securities held-to-maturity	1,876,567	10,988	2.34%	1,877,548	11,031	2.35%	1,660,688	8,872	2.14%
Net loans	17,173,249	175,922	4.10%	16,769,132	172,832	4.12%	15,642,670	165,515	4.23%
Federal Home Loan Bank stock	196,130	2,021	4.12%	180,725	2,060	4.56%	183,116	1,542	3.37%
Total interest-earning assets	20,683,617	194,960	3.77%	20,276,419	192,107	3.79%	18,920,080	181,529	3.84%
Non-interest earning assets	767,991			776,029			767,913
Total assets	$21,451,608			$21,052,448			$19,687,993

Interest-bearing liabilities:
Savings	$2,076,058	2,342	0.45%	$2,119,189	2,379	0.45%	$2,283,388	1,608	0.28%
Interest-bearing checking	3,146,805	3,612	0.46%	3,000,051	3,135	0.42%	2,716,780	2,421	0.36%
Money market accounts	3,805,237	5,216	0.55%	3,826,756	5,449	0.57%	3,506,441	5,793	0.66%
Certificates of deposit	3,376,342	9,418	1.12%	3,393,174	9,762	1.15%	2,685,177	6,607	0.98%
Total interest bearing deposits	12,404,442	20,588	0.66%	12,339,170	20,725	0.67%	11,191,786	16,429	0.59%
Borrowed funds	3,608,637	17,067	1.89%	3,314,563	16,819	2.03%	3,379,440	16,548	1.96%
Total interest-bearing liabilities	16,013,079	37,655	0.94%	15,653,733	37,544	0.96%	14,571,226	32,977	0.91%
Non-interest bearing liabilities	2,260,876			2,125,420			1,648,753
Total liabilities	18,273,955			17,779,153			16,219,979
Stockholders' equity	3,177,653			3,273,295			3,468,014
Total liabilities and stockholders' equity	$21,451,608			$21,052,448			$19,687,993

Net interest income		$157,305			$154,563			$148,552

Net interest rate spread			2.83%			2.83%			2.93%

Net interest earning assets	$4,670,538			$4,622,686			$4,348,854

Net interest margin			3.04%			3.05%			3.14%

Ratio of interest-earning assets to total interest-bearing liabilities	1.29	X		1.30	X		1.30	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information

	For the Six Months Ended
	June 30, 2016			June 30, 2015
	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$147,297	177	0.24%	$192,693	56	0.06%
Securities available-for-sale	1,296,045	12,035	1.86%	1,216,819	10,916	1.79%
Securities held-to-maturity	1,877,058	22,019	2.35%	1,616,366	17,973	2.22%
Net loans	16,971,190	348,755	4.11%	15,348,650	324,567	4.23%
Federal Home Loan Bank stock	188,427	4,081	4.33%	167,929	3,176	3.78%
Total interest-earning assets	20,480,017	387,067	3.78%	18,542,457	356,688	3.85%
Non-interest earning assets	772,010			766,460
Total assets	$21,252,027			$19,308,917

Interest-bearing liabilities:
Savings	$2,097,623	4,721	0.45%	$2,325,314	3,294	0.28%
Interest-bearing checking	3,073,428	6,747	0.44%	2,725,337	4,855	0.36%
Money market accounts	3,815,996	10,665	0.56%	3,470,721	11,936	0.69%
Certificates of deposit	3,384,758	19,180	1.13%	2,591,285	12,363	0.95%
Total interest bearing deposits	12,371,805	41,313	0.67%	11,112,657	32,448	0.58%
Borrowed funds	3,461,600	33,886	1.96%	3,088,673	31,247	2.02%
Total interest-bearing liabilities	15,833,405	75,199	0.95%	14,201,330	63,695	0.90%
Non-interest bearing liabilities	2,193,148			1,571,200
Total liabilities	18,026,553			15,772,530
Stockholders' equity	3,225,474			3,536,387
Total liabilities and stockholders' equity	$21,252,027			$19,308,917

Net interest income		$311,868			$292,993

Net interest rate spread			2.83%			2.95%

Net interest earning assets	$4,646,612			$4,341,127

Net interest margin			3.05%			3.16%

Ratio of interest-earning assets to total interest-bearing liabilities	1.29	X		1.31	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Selected Performance Ratios

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Return on average assets	0.83%	0.83%	0.94%	0.83%	0.91%
Return on average equity	5.58%	5.33%	5.35%	5.46%	4.99%
Return on average tangible equity	5.77%	5.51%	5.51%	5.64%	5.15%
Interest rate spread	2.83%	2.83%	2.93%	2.83%	2.95%
Net interest margin	3.04%	3.05%	3.14%	3.05%	3.16%
Efficiency ratio	53.92%	53.38%	49.85%	53.65%	50.06%
Non-interest expense to average total assets	1.70%	1.66%	1.62%	1.68%	1.62%
Average interest-earning assets to average interest-bearing liabilities	1.29	1.30	1.30	1.29	1.31

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

		June 30, 2016	March 31, 2016	December 31, 2015

Asset Quality Ratios:
Non-performing assets as a percent of total assets		0.54%	0.57%	0.69%
Non-performing loans as a percent of total loans		0.64%	0.68%	0.82%
Allowance for loan losses as a percent of non-accrual loans		219.60%	205.83%	189.30%
Allowance for loan losses as a percent of total loans		1.25%	1.26%	1.29%

Capital Ratios:
Tier 1 Leverage Ratio (1)		12.33%	12.37%	12.41%
Common equity tier 1 risk-based (1)		15.39%	15.78%	15.87%
Tier 1 Risk-Based Capital (1)		15.39%	15.78%	15.87%
Total Risk-Based Capital (1)		16.64%	17.04%	17.12%
Equity to total assets (period end)		14.42%	15.18%	15.85%
Average equity to average assets		15.18%	15.55%	17.41%
Tangible capital (to tangible assets) (2)		14.01%	14.75%	15.43%
Book value per common share (2)		$10.43	$10.37	$10.30
Tangible book value per common share (2)		$10.08	$10.03	$9.97

Other Data:
Number of full service offices		146	143	140
Full time equivalent employees		1,785	1,741	1,734

(1) Ratios are for Investors Bank and do not include capital retained at the holding company level.
(2) See Non GAAP Reconciliation.

Investors Bancorp, Inc.
Non GAAP Reconciliation
(dollars in thousands, except share data)

Book Value and Tangible Book Value per Share Computation
	At the period ended
	June 30, 2016	March 31, 2016	December 31, 2015

Total stockholders' equity	3,132,252	3,215,727	3,311,647
Goodwill and intangible assets	103,975	104,960	105,311
Tangible stockholders' equity	3,028,277	3,110,767	3,206,336

Book Value per Share Computation
Common stock issued	359,070,852	359,070,852	359,070,852
Treasury shares	(45,597,218)	(35,685,349)	(24,176,671)
Shares Outstanding	313,473,634	323,385,503	334,894,181
Unallocated ESOP shares	(13,026,696)	(13,145,121)	(13,263,545)
Book value shares	300,446,938	310,240,382	321,630,636

Book Value Per Share	$10.43	$10.37	$10.30

Tangible Book Value per Share	$10.08	$10.03	$9.97

Investors Bancorp, Inc.
Non GAAP Reconciliation
(dollars in thousands)

Adjusted Tax Rate
	For the three months ended June 30		For the six months ended June 30
	2016	2015	2016	2015

Income before income tax expense	$72,765	$73,301	$143,890	$140,367
Income tax expense	28,410	26,939	55,909	52,058
Net Income	44,355	46,362	87,981	88,309

Effective tax rate	39.04%	36.75%	38.86%	37.09%

Tax adjustment (1)	—	1,166	—	1,166

Adjusted net income	44,355	45,196	87,981	87,143
Adjusted tax rate	39.04%	38.34%	38.86%	37.92%
(1) For the 2015 periods, represents a tax benefit realized from revaluing the Company's deferred tax asset related to changes in New York City tax law.